Exhibit 99.1

GREENLANE HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On September 30, 2026, Greenlane Holdings, LLC, Warehouse Goods LLC, KIM International, LLC and Kush Supply Co. LLC (collectively, the “Assignors”), each a direct or indirect subsidiary of Greenlane Holdings, Inc. (the “Company”), made assignments for the benefit of creditors under Chapter 727 of the Florida Statutes (the “Assignments”), assigning substantially all of their assets, including their direct and indirect equity interests in Merger Sub Gotham 2, LLC, Kush Energy LLC, KCH Distribution Inc., Greenlane Holdings EU B.V., ARI Logistics B.V. and Vapeworld Distribution LTD (collectively, the “Assigned Subsidiaries” and, together with the Assignors, the “Deconsolidated Entities”), to Philip J. von Kahle, as assignee (the “Assignee”), for liquidation and distribution to creditors. As a result, the Company no longer has the power to direct the activities that most significantly affect the economic performance of the Deconsolidated Entities and will deconsolidate them. The Company, Greenlane Subsidiary Inc., Vapor.com Holdings, LLC and Greenlane Manager, LLC are not parties to the Assignments.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2026 gives effect to the deconsolidation as if it had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2025 and the six months ended June 30, 2026 give effect to the deconsolidation as if it had occurred on January 1, 2025. The historical amounts are derived from the Company’s audited consolidated financial statements for the year ended December 31, 2025 and its unaudited condensed consolidated financial statements for the six months ended June 30, 2026, each as previously filed with the Securities and Exchange Commission.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only. It is not necessarily indicative of the financial position or results of operations that would have been obtained had the deconsolidation occurred on the dates indicated, or of future financial position or results. It should be read together with the historical financial statements and related notes referred to above.

GREENLANE HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of June 30, 2026

(in thousands, except share and per share amounts)

	Historical	Transaction Accounting Adjustments	Pro Forma	Notes
ASSETS
Cash and cash equivalents	$6,065	$(43)	$6,022	(a)
Accounts receivable, net	13	(13)	-	(a)
Stablecoin-related protocol instruments	8,057	-	8,057
Other current assets	1,309	(398)	911	(a)
Total current assets	15,444	(454)	14,990
Digital assets	16,442	-	16,442
Other assets	140	(140)	-	(a)
Total assets	$32,026	$(594)	$31,432

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$6,014	$(3,663)	$2,351	(b)
Accrued expenses and other current liabilities	529	(91)	438	(b)
Total liabilities	6,543	(3,754)	2,789
Total stockholders’ equity	25,483	3,160	28,643	(c)
Total liabilities and stockholders’ equity	$32,026	$(594)	$31,432

See accompanying notes to unaudited pro forma condensed consolidated financial information.

GREENLANE HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2025

(in thousands, except share and per share amounts)

	Historical	Transaction Accounting Adjustments	Pro Forma	Notes
Net revenue	$4,355	$(4,130)	$225	(d)
Cost of sales	16,820	(16,820)	-	(d)
Gross profit (loss)	(12,465)	12,690	225
Operating expenses:
Salaries, benefits and payroll taxes	9,947	(9,506)	441	(d)
Stock-based compensation, strategic advisory warrants	18,554	-	18,554
General and administrative	10,644	(9,111)	1,533	(d)
Restructuring expenses	1,492	(1,492)	-	(d)
Property and equipment impairment charge	650	(650)	-	(d)
Depreciation and amortization	493	(493)	-	(d)
Total operating expenses	41,780	(21,252)	20,528
Loss from operations	(54,246)	33,943	(20,303)
Interest expense	(394)	394	-	(d)
Unrealized loss from digital asset holdings	(31,147)	-	(31,147)
Other income, net	213	(39)	174	(d)
Gain on deconsolidation	-	3,160	3,160	(e)
Total other expense, net	(31,327)	3,514	(27,813)
Loss before income taxes	(85,573)	37,456	(48,117)
Provision for income taxes	(7)	7	-	(d)
Net loss	$(85,580)	$37,463	$(48,117)
Net loss attributable to Greenlane Holdings, Inc.	$(85,580)	$37,463	$(48,117)

Net loss per share of Class A common stock, basic and diluted	$(91.39)		$(51.38)	(f)
Weighted average shares of Class A common stock outstanding, basic and diluted	936,445		936,445	(f)

See accompanying notes to unaudited pro forma condensed consolidated financial information.

GREENLANE HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2026

(in thousands, except share and per share amounts)

	Historical	Transaction Accounting Adjustments	Pro Forma	Notes
Staking revenue	$668	$-	$668
Yield revenue	61	-	61
Net sales	109	(109)	-	(d)
Net revenue	839	(110)	729
Cost of sales	282	(282)	-	(d)
Gross profit	557	172	729
Operating expenses:
Salaries, benefits and payroll taxes	2,172	(758)	1,414	(d)
Stock-based compensation, strategic advisory warrants	476	-	476
General and administrative	6,513	(2,771)	3,742	(d)
Depreciation and amortization	253	(253)	-	(d)
Total operating expenses	9,414	(3,782)	5,632
Loss from operations	(8,857)	3,954	(4,903)
Interest income (expense), net	56	-	56	(d)
Unrealized loss from digital asset holdings	(32,011)	-	(32,011)
Impairment of investments	(1,769)	1,769	-	(d)
Other expense, net	(469)	469	-	(d)
Total other expense, net	(34,192)	2,237	(31,955)
Loss before income taxes	(43,049)	6,192	(36,857)
Benefit from income taxes	5	(5)	-	(d)
Net loss	(43,044)	6,187	(36,857)
Less: comprehensive loss attributable to noncontrolling interest	149	(149)	-	(d)
Net loss attributable to Greenlane Holdings, Inc.	$(43,193)	$6,336	$(36,857)

Net loss per share of Class A common stock, basic and diluted	$(10.60)		$(9.04)	(f)
Weighted average shares of Class A common stock outstanding, basic and diluted	4,075,852		4,075,852	(f)

See accompanying notes to unaudited pro forma condensed consolidated financial information.

GREENLANE HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X and includes only transaction accounting adjustments. The historical columns are as reported. The pro forma statements of operations remove the results of the Deconsolidated Entities. Costs of the Company, including public company costs and the expense of the strategic advisory warrants, and the results of the Company’s subsidiaries that are not Deconsolidated Entities are not removed. No pro forma income tax adjustment has been made because any tax effect of the adjustments would be offset by the utilization of net operating loss carryforwards. The pro forma balance sheet and statements of operations are presented in thousands, except share and per share amounts, and amounts may not sum due to rounding. Amounts in these notes are presented in whole dollars.

Note 2. The Assignments

Under the Assignments, the Assignee controls the assets of the Assignors, including their equity interests in the Assigned Subsidiaries, and administers those assets for the benefit of creditors, and the Company no longer has the power to direct the activities that most significantly affect the economic performance of the Deconsolidated Entities. The Assignments do not release the Assignors or the Assigned Subsidiaries from their respective liabilities. Those liabilities are removed from the Company’s consolidated balance sheet because the Company will deconsolidate the Deconsolidated Entities, and not because the liabilities have been paid or released. The Company did not receive any consideration in connection with the Assignments.

Note 3. Pro Forma Balance Sheet Adjustments

(a) Reflects the removal of the assets of the Deconsolidated Entities as of June 30, 2026, consisting of cash of $42,980, accounts receivable of $13,317, a lease deposit of $198,000 and a customs bond receivable of $200,000 (each within other current assets) and an investment of $140,276, for a total of $594,573.

(b) Reflects the removal of accounts payable of $3,662,656 and accrued liabilities of $91,524 of the Deconsolidated Entities, for a total of $3,754,180. The accounts payable removed include $7,646 of Kush Energy LLC, $493,223 of ARI Logistics B.V. and $217,169 of Vapeworld Distribution LTD.

(c) Reflects a preliminary gain on deconsolidation of $3,159,607, recorded in accumulated deficit, equal to the liabilities removed less the assets removed. Intercompany balances between the Deconsolidated Entities and Greenlane Subsidiary Inc. are eliminated in the historical consolidated balance sheet. After deconsolidation, the Company’s receivable from the Deconsolidated Entities is assumed to be uncollectible and therefore has no net effect on the preliminary gain. The actual gain will be determined using balances as of September 30, 2026, will be reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 and may differ materially from the preliminary amount.

Note 4. Pro Forma Statements of Operations Adjustments

(d) Reflects the removal of the historical revenues and expenses of the Deconsolidated Entities for each period, identified from the Company’s segment reporting and entity ledgers. The adjustments include the removal of the compensation of the employees of the Assignors, substantially all of whom were terminated when the Assignors’ payroll ended on September 30, 2026. The compensation of one employee who became an employee of Vapor.com Holdings, LLC on October 1, 2026 is not separately adjusted because the amount is not material.

(e) Reflects the preliminary gain on deconsolidation of $3,159,607 described in Note 3(c). The gain is nonrecurring. It is presented in the year ended December 31, 2025 because the pro forma statements of operations assume that the deconsolidation occurred on January 1, 2025, and it is not repeated in the six months ended June 30, 2026.

Note 5. Net Loss Per Share

(f) Pro forma net loss per share is computed using the historical weighted average shares of Class A common stock outstanding, adjusted for the 1-for-8 reverse stock split effective April 6, 2026: 936,445 shares for the year ended December 31, 2025 and 4,075,852 shares for the six months ended June 30, 2026.